                                                                  Exhibit 3.05

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT
                                     of
                           CONSOLIDATED PRODUCTS INC

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.



The name following said transaction will be:
                           THE STEAK N SHAKE COMPANY






NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday, February 07, 2001.


                                        In Witness Whereof, I have caused to be
                                        affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 7, 2001.


   [SEAL OF THE STATE OF INDIANA]       /s/ Sue Anne Gilroy


                                        SUE ANNE GILROY,
                                        SECRETARY OF STATE

[SEAL OF THE STATE OF INDIANA]   ARTICLES OF AMENDMENT OF THE
                                 ARTICLES OF INCORPORATION
                                 State Form 38333 (R8 / 12-96)
                                 Approved by State Board of Accounts 1995

                                   APPROVED
                                      AND
                                     FILED
                            IND. SECRETARY OF STATE

INSTRUCTIONS:  USE 8 1/2" X 11" WHITE PAPER FOR INSERTS.
               PRESENT ORIGINAL AND TWO COPIES TO ADDRESS IN UPPER RIGHT HAND CORNER OF THIS.
               PLEASE TYPE OR PRINT.

SUE ANNE GILROY
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

Indiana Code 23-1-38-1 ET SEQ.

FILING FEE: $30.00

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                         ARTICLES OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF:
-------------------------------------------------------------------------------
Name of Corporation                                   Date of incorporation
  Consolidated Products, Inc.                           December 15, 1976
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The undersigned officers of the above referenced Corporation (HEREINAFTER
REFERRED TO AS THE "CORPORATION") existing pursuant to the provisions of:
(INDICATE APPROPRIATE ACT)

  /X/ Indiana Business Corporation Law    / / Indiana Professional Corporation
                                              Act of 1983

  as amended (HEREINAFTER REFERRED TO AS THE "ACT"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
-------------------------------------------------------------------------------
                            ARTICLE I AMENDMENT(S)
-------------------------------------------------------------------------------

The exact text of Article(s)   I                             of the Articles
                             -------------------------------


     (NOTE: IF AMENDING THE NAME OF CORPORATION, WRITE ARTICLE "I" IN SPACE ABOVE AND WRITE "THE NAME OF THE CORPORATION IS ____________________." BELOW.)


     The name of the Corporation is amended to be:

     THE STEAK N SHAKE COMPANY


                                                     RECEIVED
                                                INDIANA SECRETARY
                                                     OF STATE

                                               2001 FEB -7  AM 9:41


-------------------------------------------------------------------------------
                                  ARTICLE II
-------------------------------------------------------------------------------
Date of each amendment's adoption:

  Amendment adopted by Board of Directors of the Company -- November 15, 2000

  Approved by the shareholders of the Company -- February 7, 2001

-------------------------------------------------------------------------------
                        (CONTINUED ON THE REVERSE SIDE)

-------------------------------------------------------------------------------
                     ARTICLE III MANNER OF ADOPTION AND VOTE
-------------------------------------------------------------------------------
Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
-------------------------------------------------------------------------------
/ / SECTION 1  This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.
-------------------------------------------------------------------------------
/X/ SECTION 2  The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (SHAREHOLDER APPROVAL MAY BE BY EITHER A OR B.)

               A. Vote of such shareholders during a meeting called by the
                  Board of Directors. The result of such vote is as follows:

               --------------------------------------------------------
               29,024,070  Shares entitled to vote.
               --------------------------------------------------------
               26,241,784  Number of shares represented at the meeting.
               --------------------------------------------------------
               25,996,506  Shares voted in favor.
               --------------------------------------------------------
                  205,545  Shares voted against.
               --------------------------------------------------------

               B. Unanimous written consent executed on ________________,
                  19__ and signed by all shareholders entitled to vote.
-------------------------------------------------------------------------------
                 ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS
-------------------------------------------------------------------------------
The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.
-------------------------------------------------------------------------------
I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 7th day of February, 2001.
-------------------------------------------------------------------------------
Signature of current officer or                   Printed name of officer or
chairman of the board                             chairman of the board
  /s/ Mary E. Ham                                   Mary E. Ham
-------------------------------------------------------------------------------
Signature's title
  Vice President, Secretary and General Counsel
-------------------------------------------------------------------------------

                            CONSENT TO USE OF NAME


     The undersigned hereby consents to the use of the name The Steak n Shake Company by its parent corporation, formerly known as Consolidated Products, Inc., and to the filing of any documents with any appropriate governmental agency or department, either within or outside of the State of Indiana, necessary to effect the change of the name of Consolidated Products, Inc. to "The Steak n Shake Company."

     Dated:  February 7, 2001


                                         STEAK N SHAKE OPERATIONS, INC.
                                         Formerly Steak n Shake, Inc.


                                         By: /s/ Mary E. Ham
                                             ---------------------------
                                             Mary E. Ham, Vice President,
                                             Secretary & General Counsel


                             CONSENT TO USE NAME
                             -------------------


     The undersigned, Steak n Shake, L.P., an Indiana limited partnership, hereby consents to the use of the name The Steak n Shake Company by its limited partner formerly known as Consolidated Products, Inc. and to the filing of any documents with any governmental agency or department, either within or outside the State of Indiana, necessary to change the name of "Consolidated Products, Inc." to "The Steak n Shake Company."

     Dated:   February 7, 2001

                                          STEAK N SHAKE, L.P.
                                          By Steak n Shake Operations, Inc.
                                          (Formerly Steak n Shake, Inc.), its
                                          General Partner

                                          By: /s/ Mary E. Ham
                                             ---------------------------------
                                             Mary E. Ham, Vice President,
                                             Secretary and General Counsel